As filed with the Securities and Exchange Commission on May 10, 2019
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________________

TRINET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	98-3359658
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Park Place, Suite 600 Dublin, CA 94568 (510) 352-5000
(Address of Principal Executive Offices, Including Zip Code)
________________________

TriNet Group, Inc. 2019 Equity Incentive Plan (Full title of the plan)
________________________

Burton M. Goldfield Chief Executive Officer TriNet Group, Inc. One Park Place, Suite 600 Dublin, CA 94568 (510) 352-5000
(Name, address and telephone number, including area code, of agent for service)
________________________

With a copy to:
Sarah K. Solum Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000	Samantha Wellington Chief Legal Officer TriNet Group, Inc. One Park Place, Suite 600 Dublin, CA 94568 (510) 352-5000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Shares (par value $0.000025 per share) to be issued in connection with the TriNet Group, Inc. 2019 Equity Incentive Plan	2,700,000	$61.915	$167,170,500	$20,262

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any Common Share, nominal value $0.000025 per share (“Common Shares”), of TriNet Group, Inc. that becomes issuable under the TriNet Group, Inc. 2019 Equity Incentive Plan (the “Plan”) by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Common Shares.

(2)
Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices per Common Share as reported on the New York Stock Exchange on May 9, 2019.

INTRODUCTORY STATEMENT
This Registration Statement on Form S-8 (the “Registration Statement”) is prepared to register the issuance of a maximum number of 2,700,000 shares of common stock of TriNet Group, Inc. a publicly-traded corporation incorporated under the laws of Delaware (the “Registrant”) that are reserved for issuance upon the settlement of awards that have been issued under the Plan.
PART I
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:
(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 14, 2019;
(b)    The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 29, 2019;
(c)    The Registrant’s Form 8-K filed on March 21, 2019;
(d)    All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 2018; and
(e)    The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on March 24, 2014 (File No. 001-36373) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
See the description of the Registrant’s common stock contained in the Registration Statement on Form S-1 (File No. 333-192465).

Item 5. Interests of Named Experts and Counsel.
None.

Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.
The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits the Registrant’s certificate of incorporation from limiting the liability of the Registrant’s directors for the following:
•any breach of the director’s duty of loyalty to us or to our stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•any transaction from which the director derived an improper personal benefit.

The Registrant has entered into indemnification agreements with each of its directors and officers and some of its employees. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

The Registrant may maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such. The Registrant has obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to the Registrant.

Item 7. Exemption from Registration Claimed.
Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of TriNet Group, Inc.
4.2(2)	Certificate of Correction of Amended and Restated Certificate of Incorporation of TriNet Group, Inc.
4.3(3)	Amended and Restated Bylaws of TriNet Group, Inc.
5.1	Opinion of Davis Polk & Wardwell LLP, counsel for the Registrant, as to the legality of the securities being registered
23.1	Consent of Davis Polk & Wardwell LLP, counsel for the Registrant (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page of this Form S-8)
99.1	TriNet Group, Inc. 2019 Equity Incentive Plan

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36373), filed with the Securities and Exchange Commission on April 1, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to Registrant’s Form 10-Q (File No. 001-36373), filed with the Securities and Exchange Commission on November 2, 2017, and incorporated herein by reference.
(3)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-192465), filed with the Securities and Exchange Commission on March 4, 2014, and incorporated herein by reference.

Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and
(iii)    To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of California, on the 10th day of May, 2019.

TRINET GROUP, INC.

By:	/s/ Burton M. Goldfield
Burton M. Goldfield
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Burton M. Goldfield, Richard Beckert and Samantha Wellington, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Burton M. Goldfield	President, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2019
Burton M. Goldfield

/s/ Richard Beckert	Chief Financial Officer (Principal Financial Officer)	May 10, 2019
Richard Beckert

/s/ Michael Murphy	Chief Accounting Officer (Principal Accounting Officer)	May 10, 2019
Michael Murphy

/s/ David C. Hodgson	Director	May 10, 2019
David C. Hodgson

/s/ Michael J. Angelakis	Director	May 10, 2019
Michael J. Angelakis

/s/ Katherine August-deWilde	Director	May 10, 2019
Katherine August-deWilde

/s/ Martin Babinec	Director	May 10, 2019
Martin Babinec

/s/ H. Raymond Bingham	Director	May 10, 2019
H. Raymond Bingham

	Director	May 10, 2019
/s/ Paul Chamberlain
Paul Chamberlain

/s/ Kenneth Goldman	Director	May 10, 2019
Kenneth Goldman

/s/ Wayne B. Lowell	Director	May 10, 2019
Wayne B. Lowell